Exhibit 4.1

EXECUTION

THIRD SUPPLEMENTAL INDENTURE

Third Supplemental Indenture, dated as of December 19, 2011 (this “Third Supplemental Indenture”), among Nationstar Mortgage LLC, a Delaware limited liability company (“Nationstar”), Nationstar Capital Corporation, a Delaware corporation (“Nationstar Corp.” and, together with Nationstar, the “Issuers”), the Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuers and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of March 26, 2010, as amended and supplemented by the First Supplemental Indenture, dated as of August 31, 2010, and the Second Supplemental Indenture, dated as of December 13, 2010 (collectively, the “Indenture”), that governs the Issuers’ existing outstanding $250,000,000 aggregate principal amount of 10.875% Senior Notes due 2015 (the “Initial Notes”);

WHEREAS, Section 2.01 of the Indenture provides that the Issuers shall be entitled, subject to its compliance with Section 4.09 of the Indenture, to issue Additional Notes (as defined in the Indenture) ranking pari passu with the Initial Notes without notice to or consent of the Holders (as defined in the Indenture) having the same terms as to status, waivers, amendments, offers to repurchase, redemption or otherwise as the Initial Notes, and that such Additional Notes shall be issued with the benefit of an indenture supplement to the Indenture;

WHEREAS, the execution and delivery of this Third Supplemental Indenture has been duly authorized and all conditions and requirements necessary to make this Third Supplemental Indenture a valid and binding agreement of the Issuers and the Guarantors have been duly performed and complied with;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuers have delivered a resolution of their Boards of Directors (as defined in the Indenture) authorizing the execution of this Third Supplemental Indenture, and in accordance with Section 9.06 and Section 12.04 of the Indenture have delivered an Officers’ Certificate and an Opinion of Counsel (each as defined in the Indenture) to the Trustee stating that the execution of this Third Supplemental Indenture is authorized or permitted by the Indenture, that this Third Supplemental Indenture is the legal, valid and binding obligation of the Issuers and the Guarantors party hereto, enforceable against them in accordance with the terms of this Third Supplemental Indenture, subject to customary exceptions, that this Third Supplemental Indenture complies with the provisions of the Indenture and that all conditions precedent and covenants, if any, provided for in the Indenture relating to the execution of this Third Supplemental Indenture have been satisfied;

WHEREAS, the Issuers and the Guarantors, pursuant to the foregoing authority, propose in and by this Third Supplemental Indenture to amend the Indenture, and request that the Trustee join in the execution of this Third Supplemental Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Third Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders of the Initial Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. New Notes. Pursuant to Section 2.01 of the Indenture, the Issuer hereby creates and issues $35,000,000 in aggregate principal amount of 10.875% Senior Notes due 2015 (the “New Notes”) as Additional Notes under the Indenture. The New Notes will be consolidated with and form a single class with the Initial Notes or any Exchange Notes previously issued, to which the New Notes are identical in all terms and conditions except (i) as to the date of issue and (ii) that interest on the New Notes shall accrue from October 1, 2011. The first interest payment date of the New Notes will be April 1, 2012. The New Notes will, when issued, be considered notes issued pursuant to the Indenture for all purposes thereunder and will be subject to and take benefit of all the terms, conditions and provisions of the Indenture.

3. Authentication of New Notes. The Trustee shall, pursuant to an authentication order delivered in accordance with Section 2.02 of the Indenture, authenticate the New Notes.

4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Severability. In case any provision in this Third Supplemental Indenture, the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD FOR THE CONFLICTS OF LAWS PRINCIPLES THEROF.

7. Counterparts. The parties hereto may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors. This Third Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. In entering into this Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

10. Successors. This Third Supplemental Indenture shall be binding on the Issuers, the Guarantors, the Trustee and the Holders and their respective successors and assigns, and shall inure to the benefit of the such parties and their respective successors and assigns.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUERS:

NATIONSTAR MORTGAGE LLC

By
Name:
Title:

NATIONSTAR CAPITAL CORPORATION

By
Name:
Title:

GUARANTORS:

CENTEX LAND VISTA RIDGE LEWISVILLE III GENERAL PARTNER, LLC
HARWOOD SERVICE COMPANY LLC
HARWOOD INSURANCE SERVICES, LLC
HARWOOD SERVICE COMPANY OF GEORGIA, LLC
HARWOOD SERVICE COMPANY OF NEW JERSEY, LLC
HOMESELECT SETTLEMENT SOLUTIONS, LLC
NATIONSTAR 2009 EQUITY CORPORATION
NATIONSTAR EQUITY CORPORATION
NATIONSTAR INDUSTRIAL LOAN COMPANY
NATIONSTAR INDUSTRIAL LOAN CORPORATION
NSM RECOVERY SERVICES INC.
NSM FORECLOSURE SERVICES INC.

By
Name:
Title:

[Signature Page to Third Supplemental Indenture]

CENTEX LAND VISTA RIDGE LEWISVILLE III, L.P.

By:	CENTEX LAND VISTA RIDGE LEWISVILLE III GENERAL PARTNER, LLC, its General Partner

By
Name:
Title:

[Signature Page to Third Supplemental Indenture]

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to Third Supplemental Indenture]